UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2023

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Rd.

3rd Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and Zip Code)

(501) 320-4880

Registrant’s Telephone Number, Including Area Code

100 River Bluff Drive

Suite 210

Little Rock, AR 72202

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2023, Westrock Coffee Company, a Delaware corporation (the “Company”), entered into an Incremental Assumption Agreement and Amendment No. 1 (the “Amendment”) among Westrock Beverage Solutions, LLC, a Delaware limited liability company (the “Borrower”), the Company, the other guarantors party thereto, the Amendment No. 1 delayed draw term loan lenders, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, to the Credit Agreement dated as of August 29, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, the Company, Wells Fargo Bank, N.A., as administrative agent, as collateral agent and as swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, the issuing banks party thereto from time to time and the lenders party thereto from time to time.

The Amendment established a new class of incremental term loan commitments in the form of a senior secured delayed draw term loan credit facility (the “Delayed Draw Term Loan Facility”, and any term loans under such Delayed Draw Term Loan Facility, the “Delayed Draw Term Loans”) in the aggregate principal amount of $50,000,000, the proceeds of which the Borrower may use to fund capital expenditures related to its extraction, bottling and canning facility located in Conway, Arkansas, or for general corporate purposes.

The interest rates under the Delayed Draw Term Loan Facility are the same as the interest rates with respect to the initial term loans under the Existing Credit Agreement (the “Existing Term Loans”), and the commitment fees applying to the unused portion of the Delayed Draw Term Loan Facility are the same as the commitment fees with respect to the revolving facility under the Existing Credit Agreement. Any Delayed Draw Term Loans funded under the Delayed Draw Term Loan Facility will mature on August 29, 2027 and will otherwise be subject to the same terms as the Existing Term Loans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 14, 2023, the Company issued a press release announcing the closing of the Amendment.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Incremental Assumption Agreement and Amendment No. 1, dated as of February 14, 2023, among Westrock Beverage Solutions, LLC, as the borrower, Westrock Coffee Company, as holdings, the other guarantors party thereto, the Amendment No. 1 delayed draw term loan lenders, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent.

99.1	Press Release, dated as of February 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules have been omitted from this exhibit in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

Dated: February 14, 2023